VITECH AMERICA, INC.
              (Incorporated Under the Laws of the State of Florida)
                            8807 Northwest 23 Street
                              Miami, Florida 33172


           Amendment Dated April 19, 1999 to the Vitech America, Inc.
             10% Convertible Promissory Note Dated October 10, 1997

         Reference is hereby made to the Vitech America, Inc. 10% Convertible Promissory Note No. ___ issued on October 10, 1997 (the "Note") in the principal amount of ___________Dollars ($______) due and payable to _____________ (the
"Holder") on October 1, 2000. This document represents an amendment to the terms of the Note, but not as a replacement of the Note.

         In order to induce the Holder of the Note to not exercise its Second Put Right, Vitech America, Inc. (the "Company") has offered and the Holder has agreed to amend the terms of the Note as follows:

1. The Conversion Price is to be adjusted to equal Ten and 00/100 Dollars ($10.00) per share, subject to adjustment in certain event.

2.   Beginning October 1, 1999 (the "Third Put Date"), for a period of thirty
     (30) days, the Holder of a Note shall have the right (the "Third Put Right") to cause the Company to repurchase all, but not less than all, of the outstanding principal amount of the Note then outstanding at a price equal to one hundred twenty percent (120%) of the principal amount thereof plus accrued and unpaid interest. In the event the Third Put Right is exercised by the Holder and the Company does not pay the redemption price (or any installment thereof), then the Conversion Price shall be adjusted, with respect to any unconverted or unredeemed principal amount of the Note, to the lesser of (i) the Conversion Price or (ii) eighty percent (80%) of the average of the volume weighted average closing sales price for the Company's Common Stock as reported on the Nasdaq National Stock Market, if traded thereon, or if not traded thereon, the average of the volume weighted average closing sales price if listed on a national securities exchange (or other reporting system that provides the last sales price) for the ten (10) lowest consecutive trading days during the thirty (30) trading day period prior to delivery of the notice of conversion by the Holder to the Company.

3.   Beginning April 1, 2000 (the "Fourth Put Date"), for a period of thirty
     (30) days, the Holder of a Note shall have the right (the "Fourth Put Right") to cause the Company to repurchase all, but not less than all, of the outstanding principal amount of the Note then outstanding at a price equal to one hundred twenty-five percent (125%) of the principal amount thereof plus accrued and unpaid interest. In the event the Fourth Put Right is exercised by the Holder and the Company does not pay the redemption price (or any installment thereof), then the Conversion Price shall be adjusted, with respect to any unconverted or unredeemed principal amount of the Note, to the lesser of (i) the Conversion Price or (ii) seventy-five percent


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     (75%) of the average of the volume weighted average closing sales price for the Company's Common Stock as reported on the Nasdaq National Stock Market, if traded thereon, or if not traded thereon, the average of the volume weighted average closing sales price if listed on a national securities exchange (or other reporting system that provides the last sales price) for the ten (10) lowest consecutive trading days during the thirty (30) trading day period prior to delivery of the notice of conversion by the Holder to the Company.

         Upon delivery of a notice of exercise of a Holder Put Right, the Company may pay the repurchase price for any Holder Put Right in four (4) equal monthly installments beginning twenty (20) trading days after delivery of the notice of Holder Put Right by the holder. Such repurchase price shall include interest at a rate of ten percent (10%) per annum.

         From and after the date hereof all references to the Note shall be deemed to be references to the Note as amended hereby.


Date: April 19, 1999


                                            VITECH AMERICA, INC.


                                            By:
                                               ---------------------------------
(Corporate Seal)                            Name:  Edward A. Kelly
                                            Its:  Chief Financial Officer



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